THIS AGREEMENT SUPERSEDES AND RENDERS NULL AND VOID A PRIOR INCENTIVE STOCK OPTION AGREEMENT BETWEEN THE PARTIES MADE AS OF OCTOBER 1, 1999 (NO. 1999-OP5).

                                                                    1999-OP5/A

                                                                    Peter Zagres
                                                                    Optionee


                            VDC COMMUNICATIONS, INC.
                            ------------------------

                        INCENTIVE STOCK OPTION AGREEMENT
                       UNDER THE VDC COMMUNICATIONS, INC.
               1998 STOCK INCENTIVE PLAN, AS AMENDED (the "Plan")

                  This Agreement is made as of November 30, 1999, by and between VDC Communications, Inc., a Delaware corporation (the "Corporation") and Peter Zagres (the "Optionee").

                  WHEREAS, the parties entered into an Incentive Stock Option Agreement (the "October Option Agreement") dated October 1, 1999 (the "Grant Date") representing an option (the "October Option") to purchase 20,000 shares of Corporation common stock ("Common Stock");

                  WHEREAS, on November 30, 1999 the Board of Directors of the Corporation amended the vesting schedule of the October Option; and

                  WHEREAS, the parties wish to enter into a new agreement that amends, supersedes and renders null and void the October Option Agreement and the October Option.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that the Corporation has granted Optionee an option to purchase from it, upon the terms and conditions set forth in the Plan (a copy of which is attached hereto) and this Agreement, that number of shares of the authorized and unissued Common Stock of the Corporation as is set forth on Schedule A hereto.

                  1. Terms of Stock Option. The option to purchase Common Stock granted herein is subject to the terms, conditions, and covenants set forth in the Plan as well as the following:

                           (a) This option shall constitute an Incentive Stock Option which is intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended;

                           (b) The per share exercise price for the shares subject to this option shall be the 100% of the Fair Market Value (as defined in the
                                    Plan) of the Common Stock on the Grant Date,
                                    which   exercise   price  is  set  forth  on
                                    Schedule A hereto;

                           (c) This option shall vest in accordance with the vesting schedule set forth on Schedule A hereto; and

                           (d) No portion of this option may be exercised more than ten (10) years from the Grant Date.

                  2. Payment of Exercise Price. The option may be exercised, in part or in whole, only by written request to the Corporation accompanied by payment of the exercise price in full either: (i) in cash for the shares with respect to which it is exercised; (ii) by delivering to the Corporation a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Corporation to pay the exercise price; (iii) in the discretion of the Plan Administrator, through the delivery to the Corporation of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the option exercise price of the shares being purchased pursuant to the exercise of the Option; provided, however, that shares of Common Stock delivered in payment of the option price must have been held by the Optionee for at least six (6) months in order to be utilized to pay the option price; (iv) in the discretion of the Plan Administrator, through an election to have shares of Common Stock otherwise issuable to the Optionee withheld to pay the exercise price of such Option; or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in Subsections (i) -
(iv) of this paragraph.

                  3.       Miscellaneous.

                           (a) This Agreement and the options represented hereby may not be assigned or transferred in any manner except by will or by the laws of descent and distribution or pursuant to a domestic relations order.

                           (b) This Agreement will be governed and interpreted in accordance with the laws of the State of Connecticut and may be executed in more than one counterpart, each of which shall constitute an original document.

                           (c) No alterations, amendments, changes or additions to this agreement will be binding upon either the Corporation or Optionee unless reduced to writing and signed by both parties.

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

                           (d) All controversies or claims arising out of this Agreement shall be determined by binding arbitration, conducted at the Corporation's offices in Greenwich, Connecticut, or at such other location designated by the Corporation, before the American Arbitration Association.

                           (e) No rule of construction requiring interpretation against the drafting party shall apply to the interpretation of this Agreement.

                           (f) If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect.

                           (g) This Agreement supersedes and renders null and void the October Option Agreement and the October Option.

                           (h) The recitals to this Agreement constitute a part of this Agreement.

                  In witness whereof, the parties have executed this Agreement as of the Grant Date.

                                                  CORPORATION:

                                                  VDC COMMUNICATIONS, INC.


                                                  By:/s/ Frederick A. Moran
                                                     ----------------------
                                                         Frederick A. Moran
                                                         Chief Executive Officer


                                                  OPTIONEE:


                                                  /s/ Peter Zagres
                                                  ----------------
                                                  Peter Zagres

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


                                                                    Peter Zagres
                                                                    Optionee

                                   Schedule A



1.  Grant Date:  October 1, 1999

2.  Number of Shares of Common Stock covered by the Option: 20,000

3.  Exercise  Price  (100%  of  Fair  Market Value  of Common Stock on the Grant
    Date):  $1.25

4.  The Option shall vest in accordance with the following schedule:

         (i) 4,000 shares shall vest on March 29, 2000, provided Optionee remains continuously employed by the Corporation, or its subsidiaries, from October 1, 1999 through March 28, 2000;

         (ii) 4,000 shares shall vest on March 29, 2001, provided Optionee remains continuously employed by the Corporation, or its subsidiaries, from October 1, 1999 through March 28, 2001;

         (iii) 4,000 shares shall vest on March 29, 2002, provided Optionee remains continuously employed by the Corporation, or its subsidiaries, from October 1, 1999 through March 28, 2002;

         (iv) 4,000 shares shall vest on March 29, 2003, provided Optionee remains continuously employed by the Corporation, or its subsidiaries, from October 1, 1999 through March 28, 2003; and

         (v) 4,000 shares shall vest on March 29, 2004, provided Optionee remains continuously employed by the Corporation, or its subsidiaries, from October 1, 1999 through March 28, 2004.



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